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                                                                    EXHIBIT 10.5


                          [ENTRUST TECHNOLOGIES LOGO]

                      ENTERPRISE AND CA SERVICES AGREEMENT

This Enterprise and CA Services Agreement ("Agreement") is made between:

Entrust Technologies Inc.                ZixIt Corporation
4975 Preston Park Blvd., Suite 400       2711 N. Haskell Ave., Suite 2850 LB 36
Plano, Texas, U.S.A. 75093               Dallas, Texas, U.S.A.  75204-2911
("Entrust")                              ("Customer")


This Agreement shall be effective November 6, 2000 ("Effective Date"). Entrust and Customer agree that the following terms and conditions will apply to the licenses and services provided under this Agreement and Schedules attached hereto.


1.       DEFINITIONS

(a) "AFFILIATE" of a party means any corporation or other entity that a party directly or indirectly controls. In this context, a party "controls" a corporation or other entity if it owns fifty percent (50%) or more of the voting rights for the board of directors or other mechanism of control for the corporation or other entity.

(b) "APPLICATION" means a single software product from a single vendor (either an Entrust product or a third party product) used by an individual or device which performs a single function such as word processing or electronic mail. For greater certainty, a utility or multi-function program shall be considered to consist of multiple Applications.

(c) "CA SERVICES" means those services described in Schedule C, (Section 2) which Customer may provide to CA Services Subscribers and CA Services Subscriber Users.

(d) "CA SERVICES AGREEMENT" means a written agreement between Customer and a CA Services Subscriber to provide CA Services.

(e)      "CA SERVICES SOFTWARE" means the software listed in Schedule C,
         (Section 3).

(f) "CA SERVICES SUBSCRIBER" means an entity meeting the requirements of Schedule C, (Section 1) which entity must have entered into a CA Services Agreement with Customer. Such entity shall be a CA Service Subscriber only for so long as such entity continues to contract for and receive CA Services.

(g) "CA SERVICES SUBSCRIBER USER" in respect of a CA Service Subscriber (i) that is not a government or government entity, means a customer, supplier, or other such entity communicating with the CA Services Subscriber in regard to the business of the CA Services Subscriber,
         (ii) that is a government or government entity, means any employees within the government or government entity, unless Entrust agrees otherwise in writing.

(h) "CERTIFICATE LICENSE" means a right to use a digital certificate issued by the Entrust/Authority software (or any connector add-on to the Entrust/Authority software). The maximum number of digital certificates issued by the Entrust/Authority software for each type of digital certificate is set by a Licensing String.

(i) "CERTIFICATION AUTHORITY" means an entity or organization that (i) creates and signs digital certificates that contain among other things a subject's public key and other information that is intended to identify the subject, (ii) makes digital certificates available to facilitate verification of and communication with subjects named in such digital certificate, and (iii) creates and digitally signs certificate revocation lists and/or other forms of revocation information about digital certificates that have been revoked and which should no longer be used or relied upon.

(j) "CLIENT ACCESS LICENSE (CAL)" means a user contained in a Single Data Set who is authorized to sign on and utilize the getAccess software.

(k) "CLIENT SOFTWARE" means the Software listed under the heading "Client Software" in Schedule A for which the Enterprise has acquired the right to use under this Agreement in machine-readable object code form only and associated documentation.

(l) "CONFIDENTIAL INFORMATION" means any business, marketing, technical, scientific or other information disclosed by either party (including its Affiliates) which, at the time of disclosure is designated as confidential (or like designation), is disclosed in





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         circumstances of confidence, or would be understood by the parties (or its Affiliates), exercising reasonable business judgment, to be confidential.

(m) "ENTERPRISE" means, collectively, the Customer and Affiliates of Customer.

(n) "ENTRUST ENGINE" means a set of files included in an Entrust/Toolkit, which must be resident on the desktop or server to allow an Entrust-Ready Application to work. The set of files contains one or more functions that are compiled, linked and stored separately from the processes that use them. These files do not need to be compiled with the main application program. The operating system maps the engines, in the form of DLLs on the Windows platform or shared libraries on the unix platform, into the memory/address space of the calling application when the application is starting or while it is running.

(O) "ENTRUST-READY APPLICATION" means any computer program created by Customer using an Entrust/Toolkit that does not contain any of the executable object code modules provided with an Entrust/Toolkit that implement an Entrust API or any of the Entrust functions including, but not limited to, encryption, digital signature, and any key management function, and revisions and updates thereto.

(p) "INFRASTRUCTURE SOFTWARE" means the Software listed under the heading "Infrastructure Software" in Schedule A for which the Enterprise has acquired the right to use under this Agreement in machine-readable object code form only and associated documentation.

(q) "LICENSING STRING" means a series of computer-generated characters provided to Customer by Entrust for the purpose of setting the number of Certificate Licenses or User Identities for an item of Infrastructure Software.

(r) "SERVICES" means consulting, installation and training services provided by Entrust under the terms of this Agreement.

(s) "SINGLE DATA SET" means a unique collection of user names in a repository (eg. a database) which is supported by the getAccess software. Replication of the identical collection of user names in a separate repository for development, testing, back up and load balancing purposes shall be considered the same Single Data Set. In addition, the occurrence of the same users or a subset of such users in a separate directory (e.g., LDAP Directory) used in combination with the repository is considered the same Single Data Set.

(t) "SOFTWARE" means the Entrust computer software programs listed in Schedules A and C for which the Enterprise has acquired the right to use under this Agreement in machine-readable object code form only and associated documentation. If Enterprise elects to purchase Support, any Upgrades and Upissues provided to Enterprise pursuant to such Support shall be deemed to be Software for the purposes of this Agreement.

(u) "SUPPORT" means Software maintenance, Upgrade and Upissue services as set forth in Schedule B of this Agreement.

(v) "UPGRADE" means a subsequent release of existing Software, other than those reasonably designated as new products for which Entrust charges separately, which will generally contain new functionality and enhancements in addition to bug fixes. Upgrade releases will be designated by a change in the digit of the release number to the left of the decimal. e.g. 1.X to 2.Y.

(w) "UPISSUE" means a subsequent release of existing Software which will generally contain bug-fixes and which will generally not contain major, new functionality. Upissue releases will be designated by a change in the digit of the release number to the right of the decimal. e.g. X.1 to X.2.

(x) "USER IDENTITY" means an electronic identity utilized by the Entrust/Authority software for interaction with Client Software. The maximum number of electronic identities recognized by the Entrust/Authority software is set by a Licensing String.

2.       ENTERPRISE AND CA SERVICES LICENSES

(a) INFRASTRUCTURE SOFTWARE LICENSES FOR ENTERPRISE USE. Subject to the terms and conditions of this Agreement, Entrust hereby grants to Enterprise and Enterprise accepts a non-exclusive, non-transferable, internal license to use and copy Infrastructure Software to the extent of the number of copies of Infrastructure Software licensed to Enterprise and to the extent of the number of User Identities and Certificate Licenses set by the Licensing String(s) delivered to Enterprise with or for that copy of Infrastructure Software for internal communications within the Enterprise and for communications between Enterprise and third parties concerning Enterprise business other than CA Services ("Enterprise Use"). If the number of permitted User Identities or Certificate Licenses for a copy of Infrastructure Software is not controlled using a Licensing String, Enterprise shall use such copy of Infrastructure Software to the extent of the number of User Identities and Certificate Licenses permitted for use with such copy of Infrastructure Software pursuant to this Agreement. Enterprise may only use Licensing Strings provided by Entrust and only in conjunction with the copy of Infrastructure Software for which it was delivered. Enterprise may not copy or alter a Licensing String.




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         If Customer licenses the getAccess software, Entrust hereby grants to
         Enterprise a non-exclusive, non-transferable, internal license for the number of Client Access Licenses acquired pursuant to this Agreement for use in a Single Data Set.

(b) CLIENT SOFTWARE LICENSES AND DISTRIBUTION RIGHT FOR ENTERPRISE USE. Subject to the terms and conditions of this Agreement, Entrust hereby grants to the Enterprise and the Enterprise accepts a non-exclusive, non-transferable license to use and copy the number copies of Client Software licensed herein solely for Enterprise Use. Enterprise may distribute Client Software to third parties, provided, however, that:
         (i) the Client Software is provided to a third party solely for Enterprise Use; (ii) Entrust is identified as the source of the Client Software; and (iii) the Client Software is licensed to third parties pursuant to the terms and conditions of the shrink wrap license agreement embedded in or included with the Client Software. Each copy of Client Software provided to a third party pursuant to this distribution right shall count as a copy of Client Software granted or licensed to Enterprise herein. The maximum number of copies of Client Software for distribution by Enterprise for Enterprise Use is limited to those copies acquired by Enterprise under this Agreement for such use.

(c)      CERTIFICATE LICENSES, USER IDENTITIES AND DISTRIBUTION RIGHT
         FOR ENTERPRISE USE. Subject to the terms and conditions of this Agreement, Entrust grants to Enterprise a non-exclusive, non-transferable license to use the number of Certificate Licenses and User Identities licensed herein to Enterprise for Enterprise Use. A User Identity or Certificate License may not be assigned to more than one user, server or network node. Once a User Identity or Certificate License has been issued it may not be altered or re-deployed. Customer may license and distribute Certificate Licenses and User Identities to third parties solely for Enterprise Use. The maximum number of User Identities and Certificate Licenses for licensing and distribution by Customer for Enterprise Use is limited to those acquired by Customer under this Agreement for such use. The User Identities and Certificates Licenses licensed or distributed to third parties shall not contain any trademarks, tradenames, logos or any other designations of Entrust. All User Identities and Certificate Licenses distributed for Enterprise Use must be issued by Enterprise. Certificate Licenses must be time limited. A Certificate License which expires may not be renewed, instead, a new Certificate License must be issued. Each User Identity or Certificate License used or distributed shall count as one (1) User Identity or one (1) Certificate License granted or licensed herein.

(d) INFRASTRUCTURE SOFTWARE LICENSES FOR CA SERVICES. Subject to the terms and conditions of this Agreement, Entrust hereby grants to Customer and Customer accepts a non-exclusive, non-transferable, internal license to use and copy the Infrastructure Software to the extent of the number of copies of Infrastructure Software licensed to Customer and to the extent of the number of User Identities and Certificate Licenses set by the Licensing String(s) delivered to Customer with or for that copy of Infrastructure Software to provide CA Services to CA Services Subscribers and CA Services Subscriber Users. If the number of permitted User Identities or Certificate Licenses for a copy of Infrastructure Software is not controlled using a Licensing String, Customer shall use such copy of Infrastructure Software to the extent of the number of User Identities and Certificate Licenses permitted for use with such copy of Infrastructure Software pursuant to this Agreement. The maximum number of copies of Infrastructure Software for use by Customer for the provision of CA Services is limited to those acquired by Customer pursuant to this Agreement for such use. Customer shall only use Licensing Strings provided by Entrust and only in conjunction with the copy of Infrastructure Software for which such Licensing Strings were delivered. Customer shall not copy or alter a Licensing String and may not provide the Infrastructure Software to any CA Services Subscribers or any CA Services Subscriber Users.

(e) RIGHT TO DISTRIBUTE CA SERVICES SOFTWARE FOR CA SERVICES. Subject to the terms and conditions of this Agreement, Entrust grants to Customer a non-exclusive, non-transferable license to distribute CA Services Software to (i) CA Services Subscribers solely for use with the CA Services provided by Customer to such CA Services Subscribers, (ii) CA Services Subscriber Users solely for use with the CA Services provided by Customer to such CA Services Subscriber Users, and (iii) CA Services Subscribers for re-distribution by such CA Services Subscribers to CA Services Subscriber Users solely for use with the CA Services provided by Customer to such CA Services Subscriber Users. Such distribution rights are granted to Customer and CA Services Subscribers provided that; (i) Entrust is identified as the source of the CA Services Software, (ii) the CA Services Software is licensed to CA Services Subscribers and CA Services Subscriber Users pursuant to the terms and conditions of the shrink wrap license agreement embedded in or included with the CA Services Software. Customer shall give notice to CA Services Subscribers, prior to delivery, that the CA Services Software is for use only in conjunction with the CA Services. The maximum number of copies of CA Services Software for distribution by Customer for CA Services is limited to those acquired by Customer under this Agreement for such use. In the case of CA Services Software that is subject to a Restricted Use License (as described in Section 2(j)), Customer shall give notice of such restriction, prior to delivery, to each (i) CA



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         Services Subscriber, and (ii) CA Services Subscriber User, of the
         applicable restrictions. Each copy of CA Services Software distributed by Customer to (i) a CA Services Subscriber, or (ii) a CA Services Subscriber User, shall count as one (1) copy of CA Services Software licensed hereunder. Each copy of CA Services Software distributed to a CA Services Subscriber for further re-distribution to a CA Services Subscriber User shall count as one (1) copy of CA Services Software licensed hereunder.

(f) RIGHT TO DISTRIBUTE CERTIFICATE LICENSES AND USER IDENTITIES FOR CA SERVICES. Subject to the terms and conditions of this Agreement, Entrust grants to Customer a non-exclusive, non-transferable license to license and distribute Certificate Licenses and User Identities to (i) CA Services Subscribers, solely for use with the CA Services provided by Customer to such CA Services Subscribers, (ii) CA Services Subscriber Users, solely for use with the CA Services provided by Customer to such CA Services Subscriber Users, and (iii) CA Services Subscribers for re-distribution by such CA Services Subscribers to CA Services Subscriber Users solely for use with the CA Services provided by Customer to such CA Services Subscriber Users. The maximum number of User Identities and Certificate Licenses for licensing and distribution by Customer for CA Services is limited to those acquired by Customer under this Agreement for such use. Each User Identity or Certificate License distributed by Customer to (i) a CA Services Subscriber, or
         (ii) a CA Services Subscriber User, shall count as one (1) User Identity or one (1) Certificate License issued hereunder. A User Identity or Certificate License licensed and/or distributed by Customer for CA Services may not be assigned to more than one (1) user, server, or network node. If any User Identity or Certificate License used in the provision of the CA Services is subject to a Restricted Use License (as described in Section 2(j)), Customer shall provide notice of such restriction, prior to delivery, to each CA Services Subscriber and/or CA Services Subscriber User, as the case may be. The User Identities and Certificates licenses licensed and/or distributed to CA Services Subscribers and/or CA Services Subscriber Users shall not contain any trademarks, tradenames, logos, or any other designations of Entrust. Each User Identity or Certificate License deployed to a CA Services Subscriber for further redistribution to a CA Services Subscriber User shall count as one (1) User Identity or one (1) Certificate License issued hereunder. All User Identities and Certificate Licenses to be used for the CA Services must be issued by Customer. Customer shall be entitled to use Certificate Licenses and User Identities as required by a copy of Infrastructure Software to enable the operation of such copy of Infrastructure Software within any Certificate Authorities that Customer is entitled, pursuant to this Agreement, to operate for the provision of CA Services.

(g) RESTRICTIONS ON PROVISION OF CA SERVICES. In no event shall Customer provide CA Services in Japan, except Customer may distribute CA Services Software in Japan to employees of a non-Japanese CA Services Subscribers whose global corporate headquarters are not located in Japan.

(h) ENTRUST/TOOLKIT LICENSES. Subject to the terms and conditions of this Agreement, Entrust hereby grants and Customer accepts a non-exclusive, non-transferable, internal license to use and make copies of each Entrust/Toolkit for the purpose of developing Entrust-Ready Applications that are to be used with the Software. Entrust licenses to the Customer the non-exclusive right to use and make multiple copies of any Entrust APIs incorporated into Entrust-Ready Applications by way of an Entrust/Toolkit. Customer shall not otherwise sell, license, distribute or in any other manner commercially exploit any part of an Entrust/Toolkit (including the Entrust Engines). Customer shall not modify or distribute any part of an Entrust Engine, or any parts thereof. Any attempt to use information received as a part of an Entrust/Toolkit for any other purpose including, but not limited to, creation of an emulator of an item of Software constitutes a material breach of this Agreement.

(i) OTHER SOFTWARE LICENSES. For all Software for which licensing terms are not provided elsewhere in this Section 2, subject to the terms and conditions of this Agreement, Entrust hereby grants to the Enterprise and the Enterprise accepts a non-exclusive, non-transferable, internal license (i) to make the number of copies of such Software as licensed herein, and (ii) to use each copy of such Software as set forth in its documentation. Entrust/Access software is a third party product and if Enterprise has acquired a license to such software pursuant to this Agreement, the terms of such license shall be those terms and conditions contained in the shrink wrap license accompanying or embedded in such software.

(j) PROVISIONS COVERING ALL SOFTWARE. Enterprise does not acquire any rights, express or implied, in the Software, other than those rights specified in this Agreement. Enterprise may make additional copies of each item of Software, but only for back-up or archival reasons. Each permitted copy of all or part of an item of Software must include all copyright notices, restricted rights legends, proprietary markings and the like exactly as they appear on the copy delivered by Entrust to Enterprise. Enterprise may not host, time-share, rent, lease, sell, license, sublicense, assign, distribute or otherwise transfer an item of Software, except as provided in this Agreement. The Software and all modifications, enhancements and derivative works thereof, including all right, title and interest (and all intellectual proprietary rights therein) remain the sole and exclusive property of



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         Entrust and/or its third-party licensors. Any third party software included with the Software may be used only with the Software unless otherwise authorized in writing by Entrust. If third party software is subject to a separate license agreement, then such separate agreement shall apply to Enterprise's use of the third party software. Enterprise shall not copy, modify, adapt or merge copies of the Software except as provided in this Agreement. Enterprise shall not translate, reverse engineer, de-compile or disassemble the Software except to the extent that law explicitly prohibits this restriction notwithstanding a contractual restriction to the contrary. If Enterprise obtains User Identities under this Agreement that (i) have been bundled together with Client Software or CA Services Software, or (ii) are authorized for use with a specific number of Applications (in the case of a single Application, referred to as a Single Application Bundle (SAB)), such User Identities shall be restricted for use only with the Client Software or CA Services Software with which such User Identities were bundled or with the number of Applications for which such User Identities were authorized ("RESTRICTED USE LICENSE").


3.       SUPPORT AND SERVICES

(a) SUPPORT. Entrust shall provide Support to Customer in accordance with the terms and conditions set forth in Schedule B. The fees for Support to be provided by Entrust to Customer are set forth in Schedule A. Customer shall provide CA Services Subscribers and CA Services Subscriber Users with support services.

(b) SERVICES. Upon Customer's request, Entrust will provide Services to Enterprise pursuant to a mutually agreed upon Statement of Work ("SOW").

4.       PRICE AND PAYMENT

(a) PRICE. The fees for Software and Support are set forth in Schedule A. Unless otherwise stated, all fees excludes applicable federal, state, provincial, use, value-added and local taxes (excluding taxes based upon Entrust's net income) and the costs relating to the delivery of the Software. Customer shall pay to Entrust the amount of any such tax or additional costs.

(b) PAYMENT. Unless otherwise stated in Schedule A, all Software fees are payable on delivery and all Support fees are payable annually, in advance. All amounts payable under this Agreement shall be paid by the Customer to the invoicing Affiliate of Entrust within thirty (30) days of the date of invoice. Unpaid invoices more than thirty (30) days overdue may be subject to an interest charge of one percent (1%) per month or the maximum rate legally permitted, whichever is less.

5.       ORDERS AND DELIVERY

(a) SOFTWARE ORDERS. Customer shall be entitled to order Software, User Identities and Certificate Licenses pursuant to a purchase order document accepted by Entrust. Such Software, User Identities and Certificate Licenses shall be deemed delivered pursuant to terms of this Agreement. A purchase order shall be in writing and identify the Software being ordered, the quantity of User Identities or Certificate Licenses required (if applicable) and the shipping and invoicing locations. Upon receipt of a new Licensing String, the Customer shall stop using and destroy the previous Licensing String for the Software. All terms and conditions on a purchase order document shall be of no contractual effect between the parties.

(b) DELIVERY. Entrust or one of its Affiliates shall deliver Customer's order, F.O.B. shipping point, to a location specified by the Customer within thirty (30) days of receipt of such order, subject to the receipt of all required documentation, including any required export and import permits. Thereafter, Customer shall be responsible for and bear all expenses (including taxes) related to making the permitted number of copies and distributing such copies as permitted in this Agreement. Customer will be the importer of record for the Software.

6.       SOFTWARE WARRANTY

(a)      SOFTWARE WARRANTY. Entrust warrants that (i) for a period of ninety
         (90) days from the date of delivery, each item of Software will perform in substantial accordance with the documentation delivered with such Software, and (ii) at the time of delivery, Entrust shall have used commercially reasonable efforts to cause the Software to be free of any known computer virus or harmful, malicious, or hidden program, data, or other computer instructions whose purpose is to disrupt, damage, or interfere with the use of computer and telecommunications software or hardware for their normal purposes.

(b) EXCEPTIONS TO WARRANTY. Notwithstanding the foregoing, Entrust shall have no obligation to fix errors in the Software caused by accident, misuse, abuse, improper operation, misapplication, or any other cause external to the Software, or if such repair service would constitute an excluded service pursuant to the Support provisions.

(c) REMEDY FOR BREACH OF WARRANTY. Except as specifically stated herein, Entrust's sole liability and the Enterprise's sole and exclusive remedy for breach of the provisions of this warranty section shall be, at Entrust's option, to (i) repair or replace the Software which does not meet Entrust's warranty and which is returned to Entrust, or (ii) take return of the Software and refund the price paid for the Software.




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7.       INTELLECTUAL PROPERTY

(a) INTELLECTUAL PROPERTY INDEMNITY. Entrust shall defend Customer from any claims by third parties that the Software furnished and used within the scope of this Agreement infringes upon or misappropriates a Canadian, United States or European patent, trademark, copyright, trade secret or other proprietary right (a "Claim"), and will pay any damages, settlements, costs, and expenses, including without limitation court costs and reasonable attorney's fees, finally awarded against Customer by a court or arbitrator in any proceeding related to such Claim, provided, however, that the Customer (i) gives to Entrust prompt written notice of each Claim threatened or received by the Customer,
         (ii) gives to Entrust the sole right to control and direct the investigation, defense and settlement of such Claim, and (iii) has not compromised or settled the Claim.

(b) MITIGATION BY ENTRUST. If (i) Entrust becomes aware of an actual or potential Claim, or (ii) Customer provides Entrust with notice of an actual or potential Claim, Entrust may (or in the case of an injunction against Customer, shall), at Entrust's sole option and expense:

         (i) procure for the Customer the right to continue to use the affected portion of the Software;

         (ii) modify or replace the affected portion of the Software with functionally equivalent or superior software so that Customer's use is non-infringing; or

         (iii) if (i) or (ii) are not commercially reasonable, take return of the affected portion of the Software and pay to Customer the cost of the affected portion of the Software depreciated over a three (3) year period from the date of acquisition on a straight line basis less any outstanding moneys owed on such affected portion of the Software.

(c) EXCEPTIONS TO INDEMNITY. Entrust shall have no liability, and shall be indemnified and held harmless by the Customer against any Claim in respect of any Software if:

         (i) such Software is used by the Enterprise outside the scope or the license granted in this Agreement or in a manner or for a purpose other than that for which it was supplied, as contemplated by Entrust's documentation;

         (ii) such Software is modified by the Enterprise without the written consent of Entrust;

         (iii) such Software is used by the Enterprise in combination with other software not provided by Entrust and the infringement arises from such combination or the use thereof; or

         (iv) the Claim relates to the use of any version of the Software other than the current, unaltered release, if such Claim would have been avoided by the use of a current unaltered release of the Software.

(d) LIMIT TO INDEMNITY. THE PROVISIONS OF THIS ARTICLE 7 STATE THE SOLE AND EXCLUSIVE LIABILITY OF ENTRUST, AND THE SOLE AND EXCLUSIVE REMEDY OF ENTERPRISE WITH RESPECT TO ANY CLAIM OF THE NATURE DESCRIBED HEREIN. ENTRUST'S TOTAL CUMULATIVE LIABILITY TO ENTERPRISE FOR ANY CLAIM OR INDEMNITY UNDER THIS ARTICLE 7 SHALL NOT EXCEED ONE MILLION ($1,000,000.00) U.S. DOLLARS.

8.       LIMITATION OF LIABILITY

(a) NO OTHER WARRANTIES OR REMEDIES. EXCEPT AS SPECIFICALLY PROVIDED IN THIS AGREEMENT, ENTRUST DISCLAIMS ALL OTHER REPRESENTATIONS, WARRANTIES AND CONDITIONS, EITHER EXPRESS, IMPLIED, STATUTORY, BY USAGE OF TRADE OR OTHERWISE INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, TITLE, SATISFACTORY QUALITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) LIMITATION OF LIABILITY. IN NO EVENT SHALL ENTRUST OR ENTERPRISE (INCLUDING SUCH PARTY'S AFFILIATES, SUBCONTRACTORS, AGENTS, SUPPLIERS, DIRECTORS OR EMPLOYEES) BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY, INDIRECT, RELIANCE OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF DATA, LOST SAVINGS OR OTHER SIMILAR PECUNIARY LOSS) WHETHER ARISING FROM CONTRACT (INCLUDING FUNDAMENTAL BREACH), TORT (INCLUDING NEGLIGENCE) OR ANY OTHER THEORY OF LIABILITY. EXCEPT ENTRUST'S INDEMNITY OBLIGATIONS IN SECTION 7, IN NO EVENT SHALL ENTRUST'S TOTAL CUMULATIVE LIABILITY PURSUANT TO THIS AGREEMENT EXCEED THE LICENSE FEES PAID BY CUSTOMER TO ENTRUST HEREIN.


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(c)      NOTWITHSTANDING THE FOREGOING, NO LIMITATION OF EITHER PARTY'S
         LIABILITY SET FORTH IN THIS AGREEMENT SHALL APPLY TO (I) DAMAGES ARISING FROM A PARTY'S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS, (II) DAMAGES ARISING FROM A PARTY'S INFRINGEMENT OF THE OTHER PARTY'S INTELLECTUAL PROPERTY RIGHTS, OR (III) CLAIMS FOR INJURY TO INDIVIDUALS OR DAMAGE TO TANGIBLE PROPERTY CAUSED BY THE NEGLIGENCE OF SUCH PARTY OR ITS EMPLOYEES, SUBCONTRACTORS OR AGENTS.

9.       CONFIDENTIALITY

(a) TREATMENT OF CONFIDENTIAL INFORMATION. Enterprise acknowledges that the Software (and any information incorporated therein or related thereto) is the Confidential Information of Entrust. Enterprise shall not disclose the results of any benchmark tests of the Software to any third party without the prior written approval of Entrust. Each party (including its Affiliates) shall retain the Confidential Information of the other party (including its Affiliates) in confidence and shall use and disclose it solely for the purpose of, and in accordance with, this Agreement. Each party (including its Affiliates) shall only disclose Confidential Information of the other party (or any of its Affiliates) to those of its employees with a need to know such Confidential Information. Each party (including its Affiliates) shall use the same degree of care as it uses to protect its own confidential information of a similar nature, but no less than reasonable care, to prevent the unauthorized use or disclosure of the other party's (or any of its Affiliates) Confidential Information.

         Neither party (or any of its Affiliates) shall be bound by any obligations restricting disclosure and use set forth in this Agreement with respect to Confidential Information of the other party (or any of its Affiliates), or any part thereof, which:

         (i) was known to the receiving party (or any of its Affiliates) prior to disclosure;

         (ii) was lawfully in the public domain prior to its disclosure, or becomes publicly available other than through a breach of this Agreement;

         (iii) was disclosed to the receiving party (or any of its Affiliates) by a third party, provided that such third party is not in breach of any confidentiality obligation in respect of such information; or

         (iv) is independently developed by the receiving party (or any of its Affiliates).

(b) If the receiving party (or any of its Affiliates) is compelled pursuant to legal, judicial, or administrative proceedings, or otherwise required by law, to disclose Confidential Information of the disclosing party (or any of its Affiliates), the receiving party (or, if applicable, its Affiliates) shall use reasonable efforts to (i) seek confidential treatment for such Confidential Information, and (ii) provide prior notice to the disclosing party (or, if applicable, its Affiliates) to allow the disclosing party (or, if applicable, its Affiliates) to seek protective or other court orders.

10.      TERM AND TERMINATION

(a) TERM. This Agreement shall commence on the Effective Date and shall continue in effect unless terminated as set out herein.

(b) TERMINATION BY ENTRUST. Entrust may terminate this Agreement with notice if the Customer:

         (i) assigns or attempts to assign this Agreement or any of the Customer's rights hereunder to a third party except in accordance with Section 11(h);

         (ii) fails to correct a material breach of its obligations to Entrust within thirty (30) days after written notification from Entrust of such material breach;

         (iii) files a bankruptcy petition or has such a petition filed involuntarily against it, becomes insolvent, makes an assignment for the benefit of creditors, consents to the appointment of a trustee, or if bankruptcy reorganization or insolvency proceedings are instituted by or against the Customer.

(c) TERMINATION BY CUSTOMER. Customer may terminate this Agreement with notice if Entrust:

         (i) assigns or attempts to assign this Agreement or any of Entrust's obligations hereunder to a third party except in accordance with Section 11(h);

         (ii) fails to correct a material breach of its obligations to Customer within thirty (30) days after written notification from the Customer of such material breach; or

         (iii) files a bankruptcy petition or has such a petition filed voluntarily against it, becomes insolvent, makes an assignment for the benefit of creditors, consents to the appointment of a trustee, or if bankruptcy, reorganization or insolvency proceedings are instituted by or against Entrust.



U.S. CASP 5.4                             7
October 24, 2000

(d) EFFECTS OF TERMINATION. In the event of such termination by Entrust, the Customer shall destroy or return immediately the Software and all copies thereof to Entrust. In the event of such termination by Customer, Customer shall be entitled to use the Software licensed prior to the date of termination provided that Customer complies with the terms of this Agreement in respect to the use of such Software.

(e) SURVIVAL. In addition to this Section, Sections 1, 6, 7, 8, 9 and 11 shall survive any termination or expiration of this Agreement. All payment obligations shall survive any termination or expiration of this Agreement.

11.      GENERAL

(a)      AUDIT RIGHTS. The Customer shall keep reasonable records relating to
         (i) the number of copies of Software made, used or distributed by Enterprise; and (ii) the number of User Identities and Certificate Licenses issued, used or distributed by Enterprise. A chartered or certified public accountant selected by Entrust may, upon reasonable notice and during normal business hours, but no more often than once a year, inspect the records of the Customer.

(b) U.S. GOVERNMENT END-USERS. The Software is a "commercial item" as that term is defined at 48 C.F.R. 2.101 (JAN 1998), consisting of "commercial computer software" and "commercial computer software documentation" as such terms are used in 48 C.F.R. 12.212 (SEPT 1995), and is provided to the U.S. Government only as a commercial end item. Government end users acquire the rights set out in this Agreement for the Software consistent with: (i) for acquisition by or on behalf of civilian agencies, the terms set forth in 48 C.F.R. 12.212 (SEPT 1995); or (ii) for acquisition by or on behalf of units of the Department of Defense, the terms set forth in 48 C.F.R. 227.7202.

(c) EXPORT RESTRICTIONS. The Software and related information is subject to export and import restrictions. Customer shall comply with any laws which may impact Customer's right to export, import or use the Software or related information (including, without limitation, United States and Canadian export laws). Customer shall not use the Software or related information for any purposes prohibited by export laws, including, without limitation, nuclear, chemical or biological weapons proliferation. Customer shall be responsible for procuring all required permissions for any subsequent export, import or use of the Software or related information.

(d) INCLUSION OF AFFILIATES. Each party warrants that it has the authority to bind its Affiliates to the provisions of this Agreement. Entrust may use one or more Affiliates to perform its obligations under this Agreement, provided that such use will not affect Entrust's obligations hereunder. Customer may extend the rights designated for Affiliates under this Agreement to its Affiliates, provided that any such Affiliates agree to comply with the obligations, and otherwise be subject to the terms and conditions, of this Agreement and that Customer shall cause each such Affiliate to comply with the terms and conditions of this Agreement to the full extent as if the Affiliate were a party hereto, and that any act or omission relating to this Agreement (including without limitation a breach hereof) by such Affiliate shall constitute an act or omission of Customer.

(e) NOTICE. Any notice to be given hereunder shall be given in writing by prepaid receipted mail, facsimile, or overnight courier, and shall be effective as follows (i) in the case of facsimile or courier, on the next business day, and (ii) in the case of receipted mail, five (5) business days following the date of deposit in the mail.

(f) FORCE MAJEURE. Neither party shall be deemed in default hereunder or liable for any loss or damage resulting from delays in performance or from failure to perform or comply with the terms of this Agreement due to any causes beyond its reasonable control, which causes include but are not limited to acts of God or the public enemy; riots and insurrections, war, accidents, fire, strikes and other labor difficulties (whether or not the party is in a position to concede to such demands), embargoes, judicial action, lack of or inability to obtain export permits or approvals, necessary labor, materials, energy, utilities, components or machinery, acts of civil or military authorities.

(g) WAIVER. The failure of a party to claim a breach of any term of this Agreement shall not constitute a waiver of such breach or the right of such party to enforce any subsequent breach of such term.

(h) ASSIGNMENT. Neither the Customer nor Entrust shall assign this Agreement, any interest herein or any rights hereunder without the prior written consent of the other party, except that:

         (i) the Customer may assign this Agreement to any party which acquires all or substantially all of its related business by merger, sale of assets, or otherwise or to an Affiliate of Customer; and

         (ii) Entrust may assign this Agreement to any party which acquires all or substantially all of its related business by merger, sale of assets, or otherwise or to an Affiliate of Entrust.

(i) SEVERABILITY. In the event that any provision of this Agreement is found to be invalid, void or


U.S. CASP 5.4                             8
October 24, 2000
         unenforceable, the parties agree that unless such provision materially affects the intent and purpose of this Agreement, such invalidity, voidability or unenforceability shall not affect the validity of this Agreement nor the remaining provisions herein.

(j) THIRD PARTY BENEFICIARIES. Customer hereby acknowledges that there may be third party beneficiaries to this Agreement. To the extent that this Agreement contains provisions that relate to the use of Software in which such third parties have an interest, such provisions are made expressly for the benefit of such third party beneficiaries and are enforceable by such third-party beneficiaries in addition to being enforceable by Entrust.

(k) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas, U.S.A., without regard to its conflict of law principles. The jurisdiction for any legal action shall be exclusively a state or federal court in Dallas County, Texas, U.S.A. The application of the United Nations Convention on Contracts for the International Sale of Goods to this Agreement is expressly excluded.

(l) ENTIRE AGREEMENT. This Agreement and the Schedules hereto constitute the entire agreement between the parties on the subject matter hereof and supersede all prior agreements, communications and understandings of any nature whatsoever, oral or written including any shrink wrap license included with the Software. This Agreement may not be modified or waived orally and may be modified only in a writing signed by a duly authorized representative of both parties.


IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.


ENTRUST TECHNOLOGIES INC.                          ZIXIT CORPORATION

By:    /s/ RICHARD D. SPURR                        By:    /s/ RONALD A. WOESSNER
   -------------------------------------                 ----------------------

Name:  Richard D. Spurr                            Name: Ronald A. Woessner
     -----------------------------------                 ----------------------

Title: Exec. V.P. Global Sales & Service           Title: S.V.P.
      ----------------------------------                 ----------------------

Date:  11/6/00                                     Date: 11/6/00
     -----------------------------------                -----------------------





U.S. CASP 5.4                             9
October 24, 2000